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                                                                     EXHIBIT 5.1



                                                                 July 21, 1999


Learn2.com, Inc. (formerly known as 7th Level, Inc.)
925 Westchester Avenue
White Plains, New York 10604

Ladies and Gentlemen:

                  On the date hereof, Learn2.com, Inc. (formerly known as 7th Level, Inc.), a Delaware corporation (the "Company"), is transmitting for filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") relating to the sale of up to 2,599,309 shares (the "Shares") of common stock, par value $.01 per share, of the Company which have been issued or are issuable pursuant to the terms of certain stock options issued under the Stock Option Plan of Street Technologies, Inc. (n/k/a 7thStreet.com, Inc., a wholly-owned subsidiary of the Company) (the "Plan") and a certain stock option agreement, dated as of February 16, 1999, by and between the Company and Stephen P. Gott (the "Gott Option"). This opinion is an exhibit to the Registration Statement.

                  We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares by the Company as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

                  We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Restated Certificate of Incorporation as presently in effect, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, the Registration Statement and exhibits thereto, the Plan, the Gott Option and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the completeness of the minutes submitted to us by the Company, the genuineness of all signatures, the legal capacity of all signatories and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

                  Except as expressly set forth in the next sentence, we express no opinion on the laws of any jurisdiction other than the State of New York, the federal laws of the United States and, to the extent set forth below, the laws of the State of Delaware. This opinion, insofar as it relates to the law of Delaware, is based solely on our reading of standard published compilations of the Delaware General Corporation Law. We express no opinion as to the application of the securities or "blue sky" laws of any state, including the State of Delaware or the State of New York, to the offer and sale of the Shares.


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Learn2.com, Inc. (formerly known as 7th Level, Inc.)

July 21, 1999
Page 2


                  Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares which have been or will be issued pursuant to the Plan and the Gott Option have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of the states of the United States in which the Shares will be offered and/or sold, are, or when issued in accordance with the terms set forth in the Plan and the Gott Option, will be legally and validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States.

                  This opinion is as of the date hereof and we undertake no obligation to advise you of any change, any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.



                                      Very truly yours,


                                      /s/ Swidler Berlin Shereff Friedman, LLP
                                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF:GA:JSH:RMF:DIG